EXHIBIT 32

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the registrant certifies, to the best of his or her knowledge, that the registrant's Quarterly Report on Form 10-QSB for the period ended June 30, 2003 (the "Form 10-QSB") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-QSB, fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: August 8, 2003

/s/ Fed W. Jackson, Jr.
Fred W. Jackson, Jr.
President,
Chief Executive Officer, and
Chief Financial Officer